UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2016

Aerojet Rocketdyne Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-01520	34-0244000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Aerojet Road, Rancho Cordova, California		95742
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (916) 355-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2016, the Organization & Compensation Committee (the “Compensation Committee”) of the Board of Directors of Aerojet Rocketdyne Holdings, Inc. (the “Company”) approved the Company’s fiscal 2016 annual cash incentive plan metrics and plan design, inclusive of December 2015 as a result of the Company’s recent change in fiscal year-end from November 30 to December 31 of each year.

The performance objectives for the fiscal 2016 incentive targets are Adjusted EBITDAP, performance measurement profit, cash flow, bookings, and personal factors, as defined therein, each of which is weighted differently. The Compensation Committee has discretion to adjust these payments. With input from the Company, incentives are paid based upon the Compensation Committee’s assessment of both individual and Company-wide actual performance against these established performance objectives. For 2016, the Compensation Committee approved changes to the annual incentive award plan design to increase weighting towards financial metrics components. The potential payouts range from 50% to 200% of an individual’s target incentive. Target incentives represent a percentage of an eligible participant’s base salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 1, 2016	AEROJET ROCKETDYNE HOLDINGS, INC.

	By:	/s/ Kathleen E. Redd
		Name:	Kathleen E. Redd
		Title:	Vice President, Chief Financial Officer and Assistant Secretary